UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 8, 2013

MURPHY OIL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-8590	71-0361522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Peach Street P.O. Box 7000, El Dorado, Arkansas	71731-7000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 870-862-6411

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

The following information is furnished pursuant to Item 5.07, “Submission of Matters to a Vote of Security Holders.”

On May 8, 2013, Murphy Oil Corporation held its annual meeting of stockholders. The directors proposed by management were elected with a tabulation of votes to the nearest share as shown below.

	For	Withheld
Frank W. Blue	161,420,398	1,407,683
Steven A. Cossé	160,823,087	2,125,768
Claiborne P. Deming	160,516,274	2,431,893
Robert A. Hermes	153,718,328	9,207,802
James V. Kelley	159,396,585	3,393,399
Walentin Mirosh	158,512,966	4,265,952
R. Madison Murphy	152,625,975	10,325,736
Jeffrey W. Nolan	160,908,153	2,000,102
Neal E. Schmale	159,532,187	3,286,135
David J. H. Smith	158,704,589	4,219,824
Caroline G. Theus	160,722,150	2,224,318

Regarding an advisory vote on executive compensation, stockholders approved the compensation of the Company’s named executive officers with 157,785,890 shares voted in favor and 4,183,255 shares voted in opposition.

The proposed 2013 Stock Plan for Non-Employee Directors was approved by stockholders with 155,540,096 shares voted in favor and 7,141,705 shares voted in opposition.

Additionally, the earlier appointment by the Audit Committee of the Board of Directors of KPMG LLP as the Company’s independent registered public accounting firm for 2013 was approved by stockholders with 170,711,950 shares voted in favor and 2,149,549 shares voted in opposition.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MURPHY OIL CORPORATION

By:	/s/ John W. Eckart
John W. Eckart
Senior Vice President and Controller

Date: May 8, 2013